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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                  JULY 8, 2002


                        GABLES REALTY LIMITED PARTNERSHIP
             (Exact name of Registrant as specified in its charter)



         DELAWARE                     000-22683                 58-2077966
(State or other jurisdiction       (Commission File          (I.R.S. Employer
    of incorporation)                   Number)              Identification No.)


                     6551 PARK OF COMMERCE BLVD., SUITE 100
                              BOCA RATON, FL 33487
              (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                  561-997-9700


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       ITEM 5. OTHER EVENTS.

       On July 8, 2002, Gables Realty Limited Partnership (the "Partnership"), the entity through which Gables Residential Trust (the "Company") conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets, completed the offering of an aggregate $180,000,000 principal amount of its 5.75% Senior Notes due 2007 (the "Notes"). The offering of the Notes was made pursuant to a Prospectus Supplement dated June 28, 2002 relating to the Prospectus dated June 7, 1999 filed with the Partnership's and the Company's shelf registration statement on Form S-3 (File Nos. 333-68359 and 333-91576).

       The Notes bear interest at 5.75% per annum from July 8, 2002, with interest payable in arrears each January 15 and July 15 commencing January 15, 2003. The entire principal amount of the Notes is due July 15, 2007. The Notes are redeemable at any time at the option of the Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and
(ii) the Make-Whole Amount (as defined in Supplemental Indenture No. 5 referenced below), if any, with respect to such Notes.

       The Notes were issued under an Indenture dated March 23, 1998 and a Supplemental Indenture No. 5 dated July 8, 2002, each between the Partnership and Wachovia Bank, National Association, as trustee. The offering of the Notes was underwritten by JPMorgan, Wachovia Securities, Banc of America Securities LLC, PNC Capital Markets, Inc., SunTrust Robinson Humphrey, Wells Fargo Brokerage Services, LLC, AmSouth Bank and Southtrust Securities, Inc. The underwriting discount was 0.60% and the price to the public was 99.73% of the principal amount of the Notes.

       The net proceeds to the Partnership from the sale of the Notes, after deducting the underwriting discount and related issuance costs, were approximately $178 million. The Partnership will use the net proceeds to repay a portion of the Company's outstanding unsecured indebtedness and/or redeem outstanding shares of its Series A Cumulative Redeemable Preferred Shares, which the Company has the right to redeem after July 24, 2002.

       Delivery of the Notes was made on July 8, 2002 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

       ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

       (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

            Not Applicable

       (b)  PRO FORMA FINANCIAL INFORMATION:

            Not Applicable

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       (c)  EXHIBITS:

   EXHIBIT NO.
   -----------

       1.1       Underwriting Agreement, dated June 28, 2002.

       4.1 Indenture, dated as of March 23, 1998, between Gables Realty Limited Partnership and First Union National Bank (incorporated herein by reference to the Partnership's Current Report on Form 8-K dated March 23, 1998).

       4.2 Supplemental Indenture No. 5, dated July 8, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association, including a form of the 5.75% Senior Note due 2007.

       4.3       Gables Realty Limited Partnership 5.75% Senior Note due 2007.

       5.1       Opinion of Goodwin Procter LLP as to the legality of the Notes.

      12.1 Gables Realty Limited Partnership Calculation of Ratios of Earnings to Fixed Charges.

      12.2 Gables Realty Limited Partnership Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 9, 2002                      GABLES REALTY LIMITED PARTNERSHIP

                                        By: Gables GP, Inc., its general partner



                                        By: /s/ MARVIN R. BANKS, JR.
                                           ------------------------------------
                                           Marvin R. Banks, Jr.
                                           Chief Financial Officer